Exhibit 107
Ex-Filing
Fees
Calculation of Filing Fee Tables
424(b)(7)
(Form Type)
WELLTOWER INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $1.00 par value per share	457(c) and 457(r) (1)	9,911,884 (2)	$127.05 (3)	$1,259,304,862.20	0.00015310	$192,799.58 (3)

Fees Previously Paid	Equity	Common Stock, $1.00 par value per share	457(c) and 457(r) (1)	13,559,535 (4)	$82.69 (5)	$1,121,237,949.15		$123,560.43 (5)

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$2,380,542,811.35		$316,360.01

	Total Fees Previously Paid					$1,259,304,862.20		$123,560.43

	Total Fees Offsets

	Net Fee Due							$192,799.58

(1)
This registration fee table shall be deemed to update the “Calculation of Registration Fee” in the Registrant’s Registration Statement on Form
S-3ASR
(File
No. 333-264093)
in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Represents up to 9,911,884 shares of Welltower Inc.’s common stock, par value $1.00 per share (“Common Stock”), issuable in exchange for 3.125% Exchangeable Senior Notes due 2029 of Welltower OP LLC, assuming a maximum exchange rate of 9.5767 shares of Common Stock per $1,000 principal amount of notes.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on October [2], 2024.

(4)
Represents up to 13,559,535 shares of Common Stock issuable in exchange for 2.750% Exchangeable Senior Notes due 2028 of Welltower OP LLC, assuming a maximum exchange rate of 13.1010 shares of Common Stock per $1,000 principal amount of notes.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on August 3, 2023, in connection with the initial registration of these shares of Common Stock on August 9, 2023.